Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Crown Crafts, Inc.:

We consent to the use of our report dated June 9, 2021, with respect to the consolidated financial statements and financial statement schedule II of Crown Crafts, Inc. and subsidiaries, incorporated herein by reference.

/s/ KPMG LLP

Baton Rouge, Louisiana

August 10, 2021